[Form of face of Certificate]

                        Incorporated under the laws of
                                     Ohio

                Number                                  Shares
                ______                                  ______

                        The Andersons Management Corp.

                This certifies that _________ is the owner of __________ fully paid and non-assessable Common Shares, without par value, of The Andersons Management Corp. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated:____________



__________________                                           _______________
President                                                    Secretary



                       [Form of reverse of Certificate]

                                  Certificate
                                      for

                                   ________

                                Common Shares,
                               without par value

                                   issued to

                                  ___________

                                     Dated

                                   _________

                For value received ,__________ hereby sells, assigns and transfers unto ______________, _______ of the Common Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint _______ attorney to transfer the said Common Shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated: _________

In the presence of

_________________                                        ________________